                                     BYLAWS

                                       OF

                                 ORMAMMOTH INC.

Originally adopted on November 10, 2003
Amendments are listed on p. i

                                   AMENDMENTS

                                 Date of
Section   Effect of Amendment   Amendment
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                                     BYLAWS

                                       OF

                                 ORMAMMOTH INC.

                               SECTION 1. OFFICES

     The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors ("Board") may designate. The corporation may have such other offices as the Board may designate or as the business of the corporation may require from time to time.

                             SECTION 2. STOCKHOLDERS

2.1  ANNUAL MEETING

     The annual meeting of the stockholders shall be held the first Tuesday of
March in each year at the principal office of the corporation or such other place designated by the Board for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. If the annual meeting is not held on the date designated therefor, the Board shall cause the meeting to be held on such other date as may be convenient.

2.2  SPECIAL MEETINGS

     The Chairman of the Board, the President or the Board may call special meetings of the stockholders for any purpose. Holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting may call special meetings of the stockholders for any purpose by giving written notice to the corporation as specified in subsection 2.4 hereof.

2.3  DATE, TIME AND PLACE OF MEETING

     Except as otherwise provided in these Bylaws, all meetings of stockholders, including those held pursuant to demand by stockholders, shall be held on such date and at such time and place designated by the Board, by any persons entitled to call a meeting hereunder or in a waiver of notice signed by all the stockholders entitled to notice of the meeting.

2.4  NOTICE OF MEETING

     2.4.1 WRITTEN NOTICE

     Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by or at the direction of the Board, the Chairman of the
Board, the President, the Secretary or stockholders calling an annual or special meeting of stockholders as provided for herein. Such notice shall be given to each stockholder entitled to vote at the meeting not less than 10 nor more than
60 days before the meeting, except that notice of a meeting to act on a plan of merger or consolidation, or on the sale, lease or exchange of all or substantially all of the corporation's property and assets, including its goodwill and corporate franchises, shall be given not less than 20 nor more than
60 days before such meeting.

     2.4.2 DELIVERY OF NOTICE

     If such notice is mailed, it shall be deemed delivered when deposited in the official government mail properly addressed to the stockholder at such stockholder's address as it appears on the stock records of the corporation with postage prepaid. If the notice is telegraphed, it shall be deemed delivered when the content of the telegram is delivered to the telegraph company. Notice given in any other manner shall be deemed delivered when dispatched to the stockholder's address, telephone number or other number appearing on the stock transfer records of the corporation.

     2.4.3 ADJOURNED MEETING

     If an annual or special meeting of stockholders is adjourned to a different date, time or place, no notice of the new date, time or place is required if they are announced at the meeting before adjournment. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each stockholder entitled to vote at the meeting.

     2.4.4 SPECIAL MEETING CALLED BY STOCKHOLDERS

     Upon written request of stockholders in accordance with Section 2.2 of these Bylaws, the stockholders may request that the corporation call a special meeting of stockholders. Within 60 days of such a request, it shall be the duty of the Secretary to give notice of a special meeting of stockholders to be held on such date and at such place and hour as the Secretary may fix, and if the
Secretary shall neglect or refuse to

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issue such notice, the person making the request may do so and may fix the date for such meeting.

2.5  WAIVER OF NOTICE

     2.5.1 WAIVER IN WRITING

     Whenever any notice is required to be given to any stockholder under the provisions of these Bylaws, the Certificate of Incorporation or the General
Corporation Law of the State of Delaware, as now or hereafter amended (the
"DGCL"), a written waiver of notice, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     2.5.2 WAIVER BY ATTENDANCE

     The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.6  FIXING OF RECORD DATE FOR DETERMINING STOCKHOLDERS

     2.6.1 MEETINGS

     For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than 60 (or the maximum number permitted by applicable law)
nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at the meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

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     2.6.2 CONSENT TO CORPORATE ACTION WITHOUT A MEETING

          2.6.2.1 RECORD DATE FIXED BY THE BOARD

     For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than
10 days (or the maximum number of days permitted by applicable law) after the date upon which the resolution fixing the record date is adopted by the Board.

          2.6.2.2 RECORD DATE NOT FIXED BY THE BOARD

     If no record date has been fixed by the Board and no prior action by the
Board is required by Chapter 1 of the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

     If no record date has been fixed by the Board and prior action by the Board is required by Chapter 1 of the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

     2.6.3 DIVIDENDS, DISTRIBUTIONS AND OTHER RIGHTS

     For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days (or the maximum number of days permitted by applicable law) prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

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2.7  VOTING LIST

     At least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each stockholder. This list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept at such meeting for inspection by any stockholder who is present.

2.8  QUORUM

     A majority of the outstanding shares of the corporation entitled to vote, present in person or represented by proxy at the meeting, shall constitute a quorum at a meeting of the stockholders; provided, that where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented at such meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.9  MANNER OF ACTING

     2.9.1 MATTERS OTHER THAN THE ELECTION OF DIRECTORS

     In all matters other than the election of Directors, if a quorum is present, the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the DGCL. Where a separate vote by a class or classes is required, if a quorum of such class or classes is present, the affirmative vote of the majority of outstanding shares of such class or classes present

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in person or represented by proxy at the meeting shall be the act of such class or classes.

     2.9.2 ELECTION OF DIRECTORS

     Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

2.10 PROXIES

     2.10.1 APPOINTMENT

     Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for such stockholder by proxy. Such authorization may be granted in writing or by electronic transmission as set forth below.

     (I) AUTHORIZATION IN WRITING. A stockholder may execute a writing authorizing another person or persons to act for such stockholder by proxy.
     Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature.

     (II) AUTHORIZATION BY ELECTRONIC TRANSMISSION. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission;
     provided, that any such telegram, cablegram or other electronic transmission must either set forth or be accompanied by information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.

     Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a stockholder has authorized another person to act as proxy for such stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

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     2.10.2 DELIVERY TO CORPORATION; DURATION

     A proxy shall be filed with the Secretary before or at the time of the meeting or the delivery to the corporation of the consent to corporate action in writing. A proxy shall become invalid three years after the date of its execution unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

2.11 VOTING OF SHARES

     Each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of stockholders shall be entitled to one vote upon each such issue.

2.12 VOTING FOR DIRECTORS

     Each stockholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are Directors to be elected and for whose election such stockholder has a right to vote, or if the Certificate of Incorporation provides for cumulative voting, each stockholder may cumulate his or her votes by distributing among one or more candidates as many votes as are equal to the number of such Directors multiplied by the number of his or her shares.

2.13 ACTION BY STOCKHOLDERS WITHOUT A MEETING

     2.13.1 CONSENT ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

     Any action which could be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (a) signed by all stockholders entitled to vote with respect to the subject matter thereof (as determined in accordance with subsection 2.6.2 hereof), and (b) delivered to the corporation.

     2.13.2 DELIVERY OF CONSENT TO CORPORATION

     An executed consent may be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the records of proceedings of meetings

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of stockholders. Delivery made to the corporation's registered office shall be by hand or by certified mail or registered mail, return receipt requested.

     2.13.3 EFFECTIVENESS OF CONSENT TO TAKE CORPORATE ACTION

     Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by the requisite number of stockholders entitled to vote with respect to the subject matter thereof are delivered to the corporation, in the manner required by this
Section 2, within 60 days (or the maximum number of days permitted by applicable law) of the earliest dated consent delivered to the corporation in the manner required by this Section 2. The validity of any consent executed by a proxy for a stockholder pursuant to a telegram, cablegram or other means of electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

                          SECTION 3. BOARD OF DIRECTORS

3.1  GENERAL POWERS

     The business and affairs of the corporation shall be managed by or under the direction of the Board.

3.2  NUMBER AND TENURE

     The Board shall be composed of not less than two nor more than five
Directors, the specific number to be set by resolution of the Board or the stockholders, provided that the Board may consist of fewer than two Directors until vacancies are filled. The number of Directors may be changed from time to time by amendment to these Bylaws, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Unless a
Director resigns or is removed, his or her term of office shall expire at the next annual meeting of stockholders; provided, however, that a Director shall continue to serve until his or her successor is elected or until there is a decrease in the authorized number of Directors, whichever is later. Directors need not be stockholders of the corporation or residents of the State of
Delaware.

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3.3  ANNUAL AND REGULAR MEETINGS

     An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of stockholders. By resolution, the
Board, or any committee designated by the Board, may specify the time and place for holding regular meetings without notice other than such resolution.

3.4  SPECIAL MEETINGS

     Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the President, the
Secretary or, in the case of special Board meetings, any one Director and, in the case of any special meeting of any committee appointed by the Board, by its
Chairman. The person or persons authorized to call special meetings may fix any place for holding any special Board or committee meeting called by them.

3.5  MEETINGS BY COMMUNICATION EQUIPMENT

     Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

3.6  NOTICE OF SPECIAL MEETINGS

     Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of such meeting.

     3.6.1 PERSONAL DELIVERY

     If notice is given by personal delivery, the notice shall be delivered to a
Director at least two days before the meeting.

     3.6.2 DELIVERY BY MAIL

     If notice is delivered by mail, the notice shall be deposited in the official government mail at least five days before the meeting, properly addressed to a Director at his or her address shown on the records of the corporation, with postage thereon prepaid.

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     3.6.3 DELIVERY BY PRIVATE CARRIER

     If notice is given by private carrier, the notice shall be dispatched to a
Director at his or her address shown on the records of the corporation at least three days before the meeting.

     3.6.4 FACSIMILE NOTICE

     If notice is delivered by wire or wireless equipment that transmits a facsimile of the notice, the notice shall be dispatched at least two days before the meeting to a Director at his or her telephone number or other number appearing on the records of the corporation.

     3.6.5 DELIVERY BY TELEGRAPH

     If notice is delivered by telegraph, the notice shall be delivered to the telegraph company for delivery to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

     3.6.6 ORAL NOTICE

     If notice is delivered orally, by telephone or in person, the notice shall be personally given to the Director at least two days before the meeting.

3.7  WAIVER OF NOTICE

     3.7.1 IN WRITING

     Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Certificate of Incorporation or the DGCL, a
waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting.

     3.7.2 BY ATTENDANCE

     The attendance of a Director at a Board or committee meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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3.8  QUORUM

     A majority of the total number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting. If less than a majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

3.9  MANNER OF ACTING

     The act of the majority of the Directors present at a Board or committee meeting at which there is a quorum shall be the act of the Board or committee, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the DGCL.

3.10 PRESUMPTION OF ASSENT

     A Director of the corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon the Director's arrival, to holding the meeting or transacting any business at such meeting, (b) the Director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director delivers written notice of the Director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

3.11 ACTION BY BOARD OR COMMITTEES WITHOUT A MEETING

     Any action that could be taken at a meeting of the Board or of any committee designated by the Board may be taken without a meeting if one or more written consents setting forth the action so taken are signed by each of the
Directors or by each committee member and delivered to the corporation. Action taken by written consent of Directors without a meeting is effective when the last Director signs the consent. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.12 RESIGNATION

     Any Director may resign from the Board or any committee of the Board at any time by delivering written notice to the Chairman of the Board, the President, the Secretary or the Board. Any such resignation is effective upon delivery thereof unless

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the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.13 REMOVAL

     3.13.1 IN GENERAL

     At a meeting of stockholders called expressly for that purpose, one or more members of the Board (including the entire Board) may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of Directors.

     3.13.2 CUMULATIVE VOTING

     If the Certificate of Incorporation provides for cumulative voting in the election of Directors and if less than the entire Board is to be removed, no
Director may be removed without cause if the votes cast against his or her removal would be sufficient to elect such Director if then cumulatively voted at an election of the entire Board.

3.14 VACANCIES

     Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board. A
Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board.

3.15 COMMITTEES

     3.15.1 CREATION AND AUTHORITY OF COMMITTEES

     The Board may designate standing or temporary committees, each committee to consist of one or more Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the
Board establishing such committee or as otherwise provided in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs

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of the corporation, and may authorize the seal of the corporation to be affixed to all papers that require it, but no such committee shall have the power or authority in reference to (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (b) amending these Bylaws.

     3.15.2 MINUTES OF MEETINGS

     All committees so designated shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

     3.15.3 QUORUM AND MANNER OF ACTING

     A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.

     3.15.4 RESIGNATION

     Any member of any committee may resign at any time by delivering written notice to the Chairman of the Board, the President, the Secretary, the Board or
the Chairman of such committee. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     3.15.5 REMOVAL

     The Board may remove from office any member of any committee elected or appointed by the Board.

3.16 COMPENSATION

     By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, a fixed sum for attendance at each Board or committee meeting or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall

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preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

                               SECTION 4. OFFICERS

4.1  NUMBER

     The officers of the corporation shall be those officers elected from time to time by the Board or appointed by any other officer empowered to do so. The
Board shall have sole power and authority to elect executive officers. As used in these Bylaws, the term "executive officer" shall mean the President, any Vice
President in charge of a principal business unit, division or function or any other officer who performs a policy-making function. The Board or the President may elect or appoint such officers and assistant officers to hold office for such period, have such authority and perform such duties as may be prescribed.
The Board may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is elected.

4.2  RESIGNATION

     Any officer may resign at any time by delivering written notice to the
Chairman of the Board, the President, a Vice President, the Secretary or the
Board. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.3  REMOVAL

     Any officer may be removed by the Board at any time, with or without cause.
An officer or assistant officer, if appointed by another officer, may be removed by any officer authorized to appoint officers or assistant officers.

4.4  VACANCIES

     A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board or by any officer granted authority by these Bylaws to appoint a person to such office.

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4.5  CHAIRMAN OF THE BOARD

     If elected, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time, and shall preside over meetings of the Board and stockholders unless another officer is appointed or designated by the Board as Chairman of such meetings.

4.6  PRESIDENT

     The President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and stockholders in the absence of a Chairman of the Board and, subject to the Board's control, shall supervise and control all the assets, business and affairs of the corporation. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time. If no Secretary has been elected or appointed the President shall have responsibility for the preparation of minutes of meetings of the Board and stockholders and for authentication of the records of the corporation.

4.7  VICE PRESIDENT

     In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice
President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Vice-Presidents shall perform such other duties as from time to time may be assigned to them by the President or by or at the direction of the Board.

4.8  SECRETARY

     If elected or appointed, the Secretary shall be responsible for preparation of minutes of meetings of the Board and stockholders, maintenance of the corporation's records and stock registers, and authentication of the corporation's records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the
Secretary.

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4.9  TREASURER

     If elected or appointed, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, sign certificates for shares of the corporation, and in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Treasurer, an Assistant
Treasurer may perform the duties of the Treasurer.

4.10 SALARIES

     The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

                SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1  CONTRACTS

     The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

5.2  LOANS TO THE CORPORATION

     No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

5.3  CHECKS, DRAFTS, ETC.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

                                      -16-

5.4  DEPOSITS

     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

              SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1  ISSUANCE OF SHARES

     No shares of the corporation shall be issued unless authorized by the
Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

6.2  CERTIFICATES FOR SHARES

     Certificates representing shares of the corporation shall be signed by the
Chairman of the Board or a Vice Chairman of the Board, if any, or the President
or a Vice President and by the Treasurer or an Assistant Treasurer or the
Secretary or an Assistant Secretary, any of whose signatures may be a facsimile.
The Board may in its discretion appoint responsible banks or trust companies from time to time to act as transfer agents and registrars of the stock of the corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue. All certificates shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares and shall be consecutively numbered or otherwise identified.

6.3  STOCK RECORDS

     The stock transfer books shall be kept at the principal place of business of the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                                      -17-

6.4  RESTRICTION ON TRANSFER

     Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, that reads substantially as follows:

     The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws, and no interest may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under the Act and applicable state securities laws covering any such transaction involving said securities, (b) this corporation receives an opinion of legal counsel for the holder of these securities satisfactory to this corporation stating that such transaction is exempt from registration, or (c) this corporation otherwise satisfies itself that such transaction is exempt from registration.

6.5  TRANSFER OF SHARES

     The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

6.6  LOST OR DESTROYED CERTIFICATES

     In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

                                      -18-

                          SECTION 7. BOOKS AND RECORDS

     The corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its stockholders and Board and such other records as may be necessary or advisable.

                           SECTION 8. ACCOUNTING YEAR

     The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected for purposes of federal income taxes or any other purpose, the accounting year shall be the year so selected.

                                 SECTION 9. SEAL

     The seal of the corporation, if any, shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

                           SECTION 10. INDEMNIFICATION

10.1 RIGHT TO INDEMNIFICATION

     Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the corporation or that, being or having been such a Director or officer or an employee of the corporation, he or she is or was serving at the request of the corporation as a
Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as such a Director, officer, employee or agent or in any other capacity while serving as such a
Director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys'
fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided,

                                      -19-

however, that except as provided in subsection 10.2 hereof with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof)
initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this subsection 10.1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses");
provided, however, that if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan)
shall be made only upon delivery to the corporation of an undertaking
(hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this subsection 10.1 or otherwise.

10.2 RIGHT OF INDEMNITEE TO BRING SUIT

     If a claim under subsection 10.1 hereof is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section 10 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation
(including its Board, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

                                      -20-

10.3 NONEXCLUSIVITY OF RIGHTS

     The rights to indemnification and to the advancement of expenses conferred in this Section 10 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of stockholders or disinterested Directors, provisions of the Certificate of Incorporation or these
Bylaws or otherwise. Notwithstanding any amendment to or repeal of this Section
10, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

10.4 INSURANCE, CONTRACTS AND FUNDING

     The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
The corporation, without further stockholder approval, may enter into contracts with any Director, officer, employee or agent in furtherance of the provisions of this Section 10 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 10.

10.5 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

     The corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the corporation with the same scope and effect as the provisions of this Section 10 with respect to the indemnification and advancement of expenses of Directors and officers of the corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board.

10.6 PERSONS SERVING OTHER ENTITIES

     Any person who is or was a Director, officer or employee of the corporation who is or was serving (a) as a Director or officer of another corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the corporation or (b) in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under subsection 10.1 hereof.

                                      -21-

                        SECTION 11. AMENDMENTS OR REPEAL

     These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board. The stockholders may also amend and repeal these Bylaws or adopt new
Bylaws. All Bylaws made by the Board may be amended or repealed by the stockholders. Notwithstanding any amendment to Section 10 hereof or repeal of these Bylaws, or of any amendment or repeal of any of the procedures that may be established by the Board pursuant to Section 10 hereof, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

     The foregoing Bylaws were adopted by the Board of Directors on November 10,
2003.

                                        /s/ Yehudit Bronicki
                                        ----------------------------------------
                                        Secretary

                                      -22-